                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                 USA BANCSHARES
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 31, 1998

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of USABancShares, Inc. (the "Company") will be held at the offices of the Company, Philadelphia Board Room, One Lincoln Plaza, 1535 Locust Street, Philadelphia, Pennsylvania 19102, on July 31, 1998, at 11:00 a.m. for the purpose of considering and voting upon the following matters:

1. To elect 11 directors to hold office until the 1999 Annual Meeting of Shareholders.
2. To ratify the appointment of Grant Thornton, LLP as the Company's independent auditors for the 1998 fiscal year.
3.       To transact such other business as may properly come before the Annual
         Meeting.

         The Board of Directors has fixed the close of business on July 1, 1998 as the record date for the Annual Meeting. Only shareholders of record at the close of business at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. In the event that the Annual Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting in person. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Annual Meeting.

                                             By Order of the Board Directors





                                             /s/ Kenneth L. Tepper
                                             ----------------------------------
                                             Kenneth L. Tepper
                                             President & Chief Executive Officer

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY







                                One Lincoln Plaza
                               1535 Locust Street
                       Philadelphia, Pennsylvania   19102

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                  July 31, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of USABancShares, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held July 31, 1998, at 11:00 a.m. at the offices of the Company, One Lincoln Plaza, 1535 Locust Street, Philadelphia, Pennsylvania 19102, for the purposes set forth in the foregoing notice, or at any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to shareholders of the Company on or about July 10, 1998.

Outstanding Securities and Voting Rights

         The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting was July 1, 1998. Only shareholders of record as of that date are entitled to notice of, and to vote at, the Annual Meeting.

         On the record date, 1,501,657 shares of common stock, $1.00 per share par value ("Common Stock"), were outstanding and all outstanding shares held by approximately 400 holders of record were eligible to be voted at the Annual Meeting. On the record date, 10,000 shares of Class B Common Stock, $.01 per share par value ("Class B Common Stock" and collectively with the Common Stock, the "Common Shares"), were outstanding and all outstanding shares were eligible to be voted at the Annual Meeting. Under the Company's Articles of Incorporation, each Common Share is entitled to one vote. The voting rights of the Common Stock and the Class B Common Stock are identical except with respect to the election of Directors. Holders of Common Stock are entitled to elect two-thirds (66.67%) of the total number of Directors constituting the Board of Directors and the holders of the Class B Common Stock are entitled to elect one-third (33.33%) of the total number of Directors constituting the Board of Directors of the Company. Kenneth
L. Tepper, President and Chief Executive Officer of the Company, the holder of all the authorized, issued and outstanding Class B Common Stock, has waived, solely with respect to this Annual Meeting, his right to elect such Directors. Accordingly, each Common Share is entitled to one vote, voting as a single class on all matters submitted to the shareholders of the Company at this Annual Meeting, including the election of Directors.

         Unless contrary instructions are received, all Common Shares represented by valid proxies received pursuant to this solicitation will be voted for the election of the 11 nominees for Director and for the ratification of Grant Thornton, LLP, as the Company's outside auditors. Shareholders may revoke the proxy prior to the time it is exercised via written notice to the Secretary of the Company. As of the date hereof, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to the instruction of the Board of Directors. In the election of Directors, shareholders entitled to vote will not have cumulative voting rights.

         The presence at the Annual Meeting, in person or by proxy, of persons entitled to cast a majority of the votes which shareholders of Common Shares are entitled to cast on each matter will constitute a quorum as to such matter. In the event that the Annual Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy. Other than the election of Directors, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

                               STOCK OWNERSHIP OF
                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Company's Common Shares as of July 1, 1998, the record date, by each Director, the Chief Executive Officer, all Directors and Officers as a group, and each person known to the Company to beneficially own 5% or more of the Company's outstanding Class A Common Stock. Mr. Tepper owns all the issued and outstanding Class B Common Stock. Except as otherwise noted, the address for each such person is 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                          No. of Shares         No. of Shares       Common         Class
Name of                   Common Stock          Class B Stock       Stock          B Stock
Beneficial                Beneficially          Beneficially        % of           % of
Owner                     Owned (1)             Owned               Class (1)      Class
-----                     ---------             -----               ---------      -----

George M. Laughlin         42,067(2)(3)                           2.79%
Zeev Shenkman              40,000(2)(4)                           2.64%
Clarence L. Rader          13,300(2)                                  *
Kenneth L. Tepper         171,543(5)                             10.44%
                                                10,000                              100.00%
Carmen J. Cocca, Jr.       25,600(2)                              1.70%
Jeffrey A. D'Ambrosio      39,900(2)                              2.65%
George C. Fogwell III      33,649(2)(6)                           2.23%
John A. Gambone            42,407(2)(7)                           2.81%
Carol J. Kauffman          46,118(8)(9)                           3.12%
Mark A. Kearney, Esq.       5,000(9)                                  *
Wayne O. Leevy              7,980(2)                                  *
Sandler O'Neill Asset
Management LLC            107,564(10)                              6.8%

Directors/Officers        474,357                10,000           27.44%            100.00%
(12 persons)

* less than one percent (1%)

(1) Calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, beneficially owned shares include shares over which the named person exercises sole or shared either voting power or investment power. It also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Includes options to purchase 6,650 shares presently exercisable at $7.52 per share.
(3) Includes 13,300 shares held by Mr. Laughlin's wife & 665 shares held by his daughter.
(4) Includes options to purchase 25,000 shares of stock exercisable at $15.00 per share.
(5) Includes 133 shares held by Mr. Tepper as custodian for his minor son. Also includes options to purchase 133,000 shares presently exercisable at $7.52 per share and options to purchase 9,000 shares presently exercisable at $10.58.
(6)  Includes 399 shares held by Mr. Fogwell's children.
(7) Mr. Gambone's shares are held in the name of a trust, of which Mr. Gambone is trustee (19,950 shares), and in the name of a corporation (14,244 shares), of which Mr. Gambone is president. Includes 233 shares owned by family members who reside in Mr. Gambone's home, which Mr. Gambone disclaims beneficial ownership.
(8) Includes 1,218 shares owned by Mrs. Kauffman's husband, options to purchase 39,900 shares held by Mrs. Kauffman's husband, and options to purchase 1,000 shares presently exercisable at $ 10.00.
(9) Includes options to purchase 5,000 shares of stock presently exercisable at $15.00.
(10) The address for Sandler O'Neill Asset Management LLC is 712 Fifth Avenue, 22d Floor, New York, New York 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers and persons who own more than ten percent of the Company's Common Stock (collectively the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based on the Company's review of the copies of these reports received by it, and representations received from Reporting Persons, the Company believes that, with the exception of Mr. Tepper, who inadvertently failed to file a Form 4 regarding two transactions which occurred within one day of each other in a timely manner, and Mr. Laughlin who inadvertently failed to file a Form 4 regarding a transaction which occurred in December, all filings required to be made by the Reporting Persons for the period January 1, 1997 through December 31, 1997 were made on a timely basis.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         At the Annual Meeting, 11 directors will be elected to hold office until the 1999 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Board of Directors has nominated each of the persons set forth below to serve as such Directors. Each of the nominees is currently serving as a Director, and each has indicated a willingness to continue serving as a Director. Should any nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors otherwise reduces the number of Directors.

         Certain information concerning the nominees for election as Director is set forth below.

Nominees for 1998 Annual Meeting

    Name                        Position with Company           Age     Director Since
    ----                        ---------------------           ---     --------------
George M. Laughlin                             Chairman          72           1995
Zeev Shenkman                             Vice-Chairman          46           1998
Kenneth L. Tepper              President & CEO/Director          36           1995
Clarence L. Rader             Director/Chairman of Bank (1)      67           1995
Carmen J. Cocca, Jr.                           Director          51           1996
Jeffrey A. D'Ambrosio                          Director          43           1995
George C. Fogwell III                          Director          51           1995
John A. Gambone                                Director          59           1995
Carol J. Kauffman                              Director          51           1997
Mark A. Kearney                                Director          35           1998
Wayne O. Leevy                                 Director          54           1996

(1) BankPhiladelphia, the Company's wholly-owned FDIC banking subsidiary.

Following is a brief summary of each Director's occupation over the last five years.

George M. ("Dewey") Laughlin is a real estate investor and insurance broker, and graduated from Temple University in 1949. He is the founder/owner of Best Auto Tags and Abat's Auto Tags, one of the first companies to originate 24-hour licensed messenger service in Pennsylvania. Mr. Laughlin owns and manages a total of twenty-four branch locations throughout the Commonwealth of Pennsylvania. He is a veteran of the United States Navy, having served on the aircraft carrier U.S.S. Independence in every major South Pacific campaign of World War H. Mr. Laughlin resides in Haverford, Pennsylvania.

Clarence L. Rader From 1986 to 1995, Mr. Rader served as President and Chief Executive Officer of the Bank. Mr. Rader was president of the Norristown School Board, and chairman of the Central Montgomery Chamber of Commerce from 1991-1992. He is a senior appraiser with the American Society of Appraisers.

Kenneth L. Tepper is a Director and President and Chief Executive Officer of the Company and of the Bank, the Company's operating subsidiary. Mr. Tepper served an agent of the Federal Deposit Insurance Corporation (FDIC) assigned to the Resolution Trust Corporation ("RTC") from 1990 through 1991. Thereafter, was Director of Merchant Banking at Tucker Federal SLA, and from 1994 through 1995 was Managing Director of Merchant*BancShares, Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisitions. He was Finance Chairman of the Pennsylvania Republican State Committee during the 1994 gubernatorial campaign, and a principal of the 1995 Congressional Medal of Honor Society Convention. He serves on the Board of Directors of TRM Corporation, a public company unrelated to Mr. Tepper and in which the Company maintains a financial investment.

Zeev Shenkman is the Chief Executive Officer of Shen Management Corporation. From 1996 through 1997, Mr. Shenkman was Chief Financial Officer of Global Sports, Inc. Prior thereto, Mr. Shenkman was the Chief Financial Officer of Today's Man, Inc. from 1989 through his resignation in March, 1995. In 1996, Today's Man filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, and emerged under an approved plan in early 1998. Mr. Shenkman resides in Gladwyne, Pennsylvania.

Carmen J. Cocca, Jr. is currently the President of PPCO Insurance Brokerage, Inc. in Blue Bell, Pennsylvania. From 1992 to 1996 Mr. Cocca was the President of Physicians Insurance Company, in Plymouth Meeting, Pennsylvania. Mr. Cocca is the Chairman of the Cocca Family Foundation, former Director of Kencrest, and former Director of Bucks County MHMR.

Jeffrey A. D'Ambrosio owns and is Chief Executive Officer of D'Ambrosio Dodge in Downingtown, Pennsylvania. Mr. D'Ambrosio presently owns and manages 11 auto franchises in Chester County. Mr. D'Ambrosio is a member of the Dodge Dealers National Advertising Council, and serves on the Pennsylvania Board of Vehicle Manufacturers, Dealers and Salespersons. Mr. D'Ambrosio currently is chairman of the local YMCA.

George C. Fogwell III is an active investor in publicly traded securities on behalf of his own account. He is a Senior Captain with Delta Airlines, where he also serves as a flight instructor. Mr. Fogwell serves as the neighborhood chairman of the American Heart Association in Manchester, New Hampshire.

John A. Gambone is the Chairman, President and Chief Executive Officer of Gambone Bros, Organization, Inc., a real estate development concern founded in 1958 and headquartered in Fairview Village, Pennsylvania. He is a member of the Pennsylvania Horse Breeders Association as well as numerous professional organizations related to the building industry. Mr. Gambone also serves as a member of the Finance Committee of Saint Isaac's Church in Devon.

Carol J. Kauffman is the Director of Business Development for Lawyers' Travel Service Division of the World Travel Specialists Group, and has served in this position since 1996. Prior to Lawyers' Travel, Ms. Kauffman was Senior Account Executive, Account Services for Reimel Carter Public Relations firm after successfully selling the firm she founded over ten years ago, Lawlor Jackson, Inc.

Mark A. Kearney, Esq. is a Partner at the law firm of Elliott, Reihner, Siedzikowski & Egan, where he has practiced law since 1990. Mr. Kearney also teaches Corporation Law at Villanova Law School, in Villanova, Pennsylvania.

Wayne O. Leevy is the Managing Partner of Mitchell & Titus, LLP, a public accounting firm. Prior to Mitchell & Titus, Mr. Leevy was Managing Officer of Leevy, Redcross and Co., which merged with Mitchell & Titus in 1990. Mr. Leevy is a member of the Greater Philadelphia First School Governing Board.

No family relationship exists among the Directors or Executive Officers of the Company.

Board Meetings, Committees of the Board

         The Board of Directors of the Company held twelve regular and two special meetings during fiscal 1997. Each of the nominees for election as a Director attended at least 75% of the meetings of the Board of Directors which were held after each Director's election during 1997, with the exception of Carmen Cocca, and Jeffrey D'Ambrosio.

         The Board of Directors has, among others, an Audit Committee, a Compensation Committee, and an Options Committee. The Board of Directors does not have a Nominating Committee.

         The Audit Committee arranges for the annual audit of the Company and the Bank through its independent auditors, evaluates and implements the recommendations of the annual and interim audits, receives all reports of examination of the Bank by banking regulatory agencies, analyzes such regulatory reports, and reports to the Board of Directors the results of its analysis of the regulatory reports. The Audit Committee consists of Messrs. Fogwell, Shenkman, Rader, Leevy, and Ms. Kauffman. The Audit Committee held one meeting in 1997.

         The Compensation Committee reviews and makes recommendations to the Board of Directors as to the Company's and the Bank's staffing levels, performance evaluations, compensation levels and benefits. The Compensation Committee consists of Messrs. Rader, Laughlin, D'Ambrosio and Tepper (who removes himself from any decisions regarding his own compensation). The Compensation Committee met once during fiscal 1997.

         The Options Committee works with the Compensation Committee to determine the awarding of incentive options to Executive Officers and other employees of the Company and the Bank. The Options Committee consists of Messrs. Laughlin, Gambone and Shenkman. The Options Committee met once during fiscal 1997.

Compensation of Directors

         Directors of the Company receive a fee of $200 for each meeting of the Board of Directors attended and $100 for each committee meeting attended. In addition, pursuant to an advisory agreement, Bruce W. Kauffman, the former Chairman (who retired as Chairman upon his appointment by the President of the United States to serve as a federal judge), received a retainer of $1,000 per month plus reimbursement of reasonable out-of-pocket expenses not to exceed $12,000 per year. Mr. Rader was paid the sum of $3,000 per month from December 1, 1996 through November 20, 1997 as retirement compensation. Pursuant to his election as Chairman of the Company, Mr. Laughlin receives $1,000 per month, plus reimbursement of reasonable out-of-pocket expenses not to exceed $12,000 per year. Pursuant to his election as Chairman of the Bank, Mr. Rader now receives $5,000 per month as retirement compensation and Mr. Shenkman receives $25,000 per year pursuant to his election as Vice-Chairman of the Company.

         Pursuant to the Company's Stock Option Plan, upon their election to the Board of Directors, and the receipt of regulatory approval, Ms. Kauffman and Mr. Kearney each received options to purchase 5,000 shares of Common Stock, which options expire in 2003. The exercise price of each of such options is $15.00 per share. Mr. Shenkman received options to purchase 25,000 shares of stock. 5,000 of the options expire in 2003, and 20,000 options expire in 2008. The exercise price of each of such options is $15.00 per share.



                    THE BOARD OF DIRECTORS RECOMMENDS VOTING
                                      "FOR"
                       EACH OF THE NOMINEES FOR DIRECTOR.


Executive Officers

         The Executive Officers of the Company are Kenneth L. Tepper, President & CEO, Harry S. McElhone, Senior Vice President and David J. Torpey, Chief Financial Officer. Except with respect to Mr. Tepper, following is a brief summary of each Executive Officer's occupation for the last five years.

         Kenneth L. Tepper. For Mr. Tepper's biographical information, see Nominees for 1998 Annual Meeting.

         Harry S. McElhone, age 47, is currently Executive Vice President of the Bank, where he has been employed since 1996. From 1992 to 1996, Mr. McElhone served as Senior Vice President of MetroBank of Philadelphia. Mr. McElhone was also at Chemical Bank in New Jersey from 1987 to 1991 as Assistant Vice President, Commercial Lending.

         David J. Torpey, age 43, is currently Vice President and Chief Financial Officer of the Company, where he has been employed since 1996. Prior to employment with the Company, Mr. Torpey served from 1994 through 1996 as Chief Financial Officer of First Executive Bank in Philadelphia, and from 1992 to 1994 as Chief Financial Officer of First Washington State Bank, in Windsor, New Jersey.

         Hollis Quinter Williford, Jr., age 41, is currently Chief Operating Officer of the Bank, where he has been employed since March, 1998. Prior to employment with the Company, Mr. Williford served as President of French Broad River Farms, an agribusiness organization, from 1996 through 1998, and from 1984 through 1996 served in a variety of management positions at the Federal Deposit Insurance Corporation (FDIC).

Compensation of Executive Officers

         The following table sets forth compensation paid in fiscal 1997 for services performed in all capacities for the Company and the Bank with respect to the Chief Executive Officer. With the exception of Mr. Tepper, no Executive Officer of the Company earned over $100,000 in fiscal 1997.

                           SUMMARY COMPENSATION TABLE
                                                                 Long Term
                                            Annual             Compensation
Name and                                Compensation         No. of Securities
Principal Position       Fiscal Year        Salary           Underlying Options
------------------       -----------    ------------         ------------------
Kenneth L. Tepper          1997          132,000 (1)
President & CEO            1996          132,000 (1)
                           1995          132,000 (1)              100,000

         (1) In addition to a base salary of $120,000, Mr. Tepper received $12,000 in additional compensation which was used to purchase a deferred compensation life insurance policy. Mr. Tepper's salary was increased to $245,000 effective March 1, 1998.

Employment Agreements

         On November 30, 1995, the Company entered into a five-year employment agreement with Mr. Tepper pursuant to which Mr. Tepper receives an annual base salary of $120,000 and may receive an annual cash bonus and grant of stock options as determined by the Board of Directors (Mr. Tepper has not received any such bonus in either cash or stock options). Pursuant to the agreement, Mr. Tepper was granted options to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share. All of the options are exercisable and expire in November 2005. Pursuant to the dividend declared and issued in July, 1997, Mr. Tepper's options were adjusted to 133,000 and the exercise price was adjusted to $7.52 per share. The agreement provides that in the event the Company discharges Mr. Tepper other than for cause or disability or incapacity or Mr. Tepper terminates his employment with the Company upon the occurrence of certain specified events or occurrences, including a change of control of the Company, Mr. Tepper will receive severance payments equal to his accrued but unpaid base compensation and incentive compensation plus a lump sum equal to no more than 2.99 times the average of his total annual compensation over the previous five years. On February 13, 1998, the Company extended Mr. Tepper's agreement through February 12, 2001, at an annual base salary of $245,000 and an annual cash bonus and grants of stock options as may be determined by the Board of Directors. Pursuant to the agreement, Mr. Tepper was granted options to purchase 20,000 shares of Common Stock at 110% of the market price on the day of the grant per share, and options to purchase 10,000 shares of Common Stock at $20.00 per share. Of the 20,000 options, 9,000 will vest after six months, 9,000 will vest after one year, and 2,000 will vest after two years. Of the 10,000 options granted, 3,900 will vest after two years, 5,000 will vest after three years and 1,100 will vest after four years.

         The following table sets forth the number and value as of December 31, 1997 of options held by the Chief Executive Officer at December 31, 1997. No Executive Officer exercised options in fiscal 1997.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                        AND FISCAL YEAR END OPTION VALUES

                            Number of
                            Securities
                            Underlying                 Value of Unexercised
                            Unexercised Options        In-the-money Options
                            at 12/31/97                at 12/31/97
                            -----------                -----------
                            Exercisable/               Exercisable/
Name                        Unexercisable              Unexercisable
----                        -------------              -------------
Kenneth L. Tepper           133,000 / 0 (1)            $329,840/ $0.00

(1) Reflects adjustment of options granted in fiscal 1995 to reflect 33% dividend declared by Company in July, 1997.

         In conjunction with the private placement of $7.5 million of Common Stock of the Company, which was consummated on February 13, 1998, options to purchase 3,333 shares of Common Stock at an exercise price of $15.00 were granted to three employees of the Company. Additionally, warrants convertible for five years into 3.25% of the Common Stock of the Company were granted to Sandler O'Neill & Partners LP as compensation for acting as placement agent in the $7.5 million private placement. The exercise price of the warrants will be $10.24 per share. The number of warrants will be adjusted for stock splits, stock dividends, and the issuance of additional shares so as to maintain Sandler O'Neill's ownership of the fully diluted Common Stock at 3.25% for a period of three years from the closing of the Offering.

Certain Relationships and Related Transactions

         The Bank has engaged in, and expects in the future to engage in, banking transactions in the ordinary course of business with its Directors, Executive Officers and principal shareholders (or their affiliate organizations) on substantially the same terms as those prevailing for comparable transactions with others. All loans by the Company to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of July 1, 1998, Executive Officers and Directors of the Company or the Bank had outstanding indebtedness in amounts exceeding $60,000 to the Bank as follows:
(1) loan commitments outstanding to Mr. Gambone's company of $294,854, of which the entire amount had been utilized and is secured by a mortgage on land; (ii) loans outstanding to Mr. Tepper in the amount of $525,000 secured by a residential mortgage; and (iii) loans outstanding to Mr. Shenkman totalling $1.3 million which are secured by readily marketable securities having a value in excess of the loan amount (Mr. Shenkman's loans were originated by the Bank prior to his election as vice-Chairman of the Company). The aggregate amount of loans outstanding to Executive Officers and Directors of the Bank as of July 1, 1998 equalled 16.5% of shareholder's equity.

         Mr. Tepper and the Company signed an Agreement in which the Company has the option for each of the next three years to cap the anti-dilutive feature of Mr. Tepper's Class B Common Shares for that year in exchange for a payment of $150,000. In 1998, the Company elected to make the payment to Mr. Tepper. Due to this agreement, Mr. Tepper did not receive any additional shares related to the $7.5 million private placement of stock which the Company consummated in February 1998 (prior to the agreement, Mr. Tepper would have had the right to 85,470 additional shares upon conversion of his Class B Stock with a value at closing in excess of $825,000). Warrants convertible for five years into 3.25% of the Common Stock of the Company were granted to Sandler O'Neill & Partners LP, an affiliate of Sandler O'Neill Asset Management LLC as compensation for acting as placement agent in the $7.5 million private placement. The exercise price of the warrants is $10.24 per share. The number of warrants will be adjusted for stock splits, stock dividends, and the issuance of additional shares so as to maintain Sandler O'Neill's ownership of the fully diluted Common Stock at 3.25% for a period of three years from the closing of the Offering.


                                  PROPOSAL TWO
                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

         Subject to shareholder ratification, the Board of Directors has reappointed Grant Thornton, LLP, which served as the Company's independent auditors for the Company's most recent audit, to serve as the Company's independent auditors for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the Common Shares voting at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

         A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is also expected to be available to respond to appropriate questions of shareholders.

                    THE BOARD OF DIRECTORS RECOMMENDS VOTING
                               "FOR" RATIFICATION
                OF THE APPOINTMENT OF GRANT THORNTON, LLP AS
               THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for such action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with the direction of the Board of Directors.

                                  MISCELLANEOUS

Solicitation of Proxies

         This Proxy Solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by Executive Officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in such activity.

         It is important that proxies be returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Shareholder Proposals

         Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders of the Company, including recommendations for nominees for Directors, must be received by the Company by March 12, 1999 in order to be considered for inclusion in the Company's proxy statement relating to such Annual Meeting. Reference is made to Rule 14a-8 under the Securities Act of 1934, as amended (the "Exchange Act"), for information concerning the content and form of such proposal and the manner in which such proposal must be made.

Annual Report on Form 10-KSB

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, will be sent without charge to shareholders to whom this Proxy Statement is mailed upon written request to the Secretary, USABancShares, Inc., One Lincoln Plaza, 1535 Locust Street, Philadelphia, Pennsylvania 19102.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Kenneth L. Tepper
                                        -----------------------------------
                                        Kenneth L. Tepper
                                        President & Chief Executive Officer
July 10, 1998

    PLEASE MARK VOTES                     REVOCABLE PROXY
[X] AS IN THIS EXAMPLE                  USABancShares, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints George M. Laughlin and Kenneth L. Tepper. and each of them, as Proxies, each with the full power of substitution, and hereby authorizes them to vote as designated below, all the shares of Common Stock of USABancShares, Inc. held of record by the undersigned on July 1, 1998, or to otherwise act, at the Annual Meeting of Shareholders to be held on July 31, 1998, or any adjournment or postponement thereof.

                                                          With-       For All
                                                 For      hold         Except
1. ELECTION OF DIRECTORS                         [ ]       [ ]          [ ]

   George M. Laughlin, Kenneth L. Tepper, Clarence L. Rader,
   Carmen J. Cocca, Jr., Jeffrey A. D'Ambrosio,
   George C. Fogwell, III, John A. Gambone,
   Wayne O. Leevy, Zeev Shankman, Carol J. Kauffman and Mark A. Kearney Esq.



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                                                     For    Against    Abstain
2. Proposal to ratify the appointment of             [ ]      [ ]        [ ]
   Grant Thornton, LLP as the indepen-
   dent auditors of USABancShares,
   Inc. for fiscal year 1998.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Annual Meeting.


   Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
PLEASE VOTE, SIGN, DATE, AND MAIL THE PROXY CARD TODAY

         Please be sure to sign and date                Date
           this Proxy in the box below.

      Shareholder sign above       Co-holder (if any) sign above

--------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided.

                               USABancShares, Inc.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY